SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: July 1, 2004

Commission File Number	Exact Name of Registrant as specified in its charter	State or other Jurisdiction of Incorporation	IRS Employer Identification Number
_____________	_____________	_____________	_____________
1-12609 1-02348	PG&E Corporation Pacific Gas and Electric Company	California California	94-3234914 94-0742640

Pacific Gas and Electric Company 77 Beale Street, P. O. Box 770000 San Francisco, California 94177		PG&E Corporation One Market, Spear Tower, Suite 2400 San Francisco, California 94105

(Address of principal executive offices) (Zip Code)

Pacific Gas and Electric Company (415) 973-7000		PG&E Corporation (415) 267-7000

(Registrant's telephone number, including area code)

Item 5. Other Events and Regulation FD Disclosure

               On June 29, 2004, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility), entered into four separate loan agreements, each dated as of June 1, 2004, with the California Pollution Control Financing Authority (Authority), which issued $345,000,000 aggregate principal amount of its Pollution Control Refunding Revenue Bonds (Pacific Gas and Electric Company) 2004 Series A ($70,000,000), 2004 Series B ($90,000,000), 2004 Series C ($85,000,000) and 2004 Series D ($100,000,000) (collectively, “New Bonds”) for the benefit of the Utility in order to refund $345,000,000 of the Authority’s Pollution Control Revenue Bonds (Pacific Gas and Electric Company), 1992 Series A and B and 1993 Series A and B (collectively, “Old Bonds”).

               As previously disclosed, on March 5, 2004, the Utility entered into a term loan facility of $345,000,000 that was used to fund the Utility’s purchase, in lieu of redemption, of the Old Bonds on April 12, 2004, the effective date of the Utility’s plan of reorganization under Chapter 11 of the U.S. Bankruptcy Code.  The proceeds of the Authority’s issuance of the New Bonds were used to refund the Old Bonds held by the Utility.  In turn, the Utility used the funds it received for the Old Bonds to repay the $345,000,000 term loan facility.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION
By: LINDA Y.H. CHENG

LINDA Y.H. CHENG Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY
By: DINYAR B. MISTRY

DINYAR B. MISTRY Vice President and Controller

Dated:  July 1, 2004